UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 23, 2023
Quad/Graphics, Inc.
(Exact name of registrant as specified in its charter)

Wisconsin	001-34806	39-1152983
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

N61 W23044 Harry’s Way, Sussex, Wisconsin 53089-3995
(Address of principal executive offices, including zip code)

(414) 566-6000
(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR §230.425)
☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR §240.14a-12)
☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR §240.14d-2(b))
☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR §240.13e-4(c))
Securities registered pursuant to 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.025 per share	QUAD	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Jennifer J. Kent will be leaving her role as Executive Vice President and Chief People & Legal Officer of Quad/Graphics, Inc. (the “Company”) effective February 10, 2023 to pursue another opportunity. Dana B. Gruen, currently the Company’s Senior Vice President, Chief Risk & Compliance Officer and Deputy General Counsel, is anticipated to become the Company’s General Counsel and Corporate Secretary.

Dana Gruen joined Quad’s legal team in 2007. Initially Employment Counsel, Dana became Assistant General Counsel in 2014. Dana became Deputy General Counsel and Chief Compliance Officer in 2015, and she was promoted to Vice President in this role in 2016. In 2020 Dana became Vice President, Chief Compliance and Risk Officer & Deputy General Counsel, and in 2022 she was promoted to her current role as Senior Vice President, Chief Risk & Compliance Officer and Deputy General Counsel. Prior to joining Quad, Dana was an associate attorney at Foley & Lardner, Sonnenschein Nath & Rosenthal (now part of Dentons), and Seyfarth Shaw. Dana holds a bachelor’s degree from the University of Michigan and a Juris Doctor from Northwestern University.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	January 25, 2023

QUAD/GRAPHICS, INC.

		By:	/s/ Anthony C. Staniak
		Name:	Anthony C. Staniak
		Title:	Chief Financial Officer

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